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                                                                     Exhibit 2.2

                               AGREEMENT OF MERGER

                                       OF

                            BASTET BROADCASTING, INC.
                            (a Delaware corporation)

                                       AND

                   MISSION BROADCASTING OF WICHITA FALLS, INC.
                            (a Delaware corporation)

     AGREEMENT OF MERGER entered into on September 30, 2002 by Bastet Broadcasting, Inc., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on September 30, 2002 by Mission Broadcasting of Wichita Falls, Inc., a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date.

     WHEREAS Bastet Broadcasting, Inc. is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and

     WHEREAS the total number of shares of stock which Bastet Broadcasting, Inc. has authority to issue is 1,000, all of which are of one class with a par value of $1.00 per share.

     WHEREAS Mission Broadcasting of Wichita Falls, Inc. is a business corporation of the State of Delaware with its registered office therein located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and

     WHEREAS the total number of shares of stock which Mission Broadcasting of Wichita Falls, Inc. has authority to issue is 1,000, all of which are of one class with a par value of $1.00 per share; and

     WHEREAS Bastet Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc. and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Bastet Broadcasting, Inc. with and into Mission Broadcasting of Wichita Falls, Inc. pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Bastet Broadcasting, Inc. and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Mission Broadcasting of Wichita Falls, Inc. and approved by a resolution adopted by its Board of Directors, the Agreement of Merger and the terms and conditions thereof and the mode

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of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

     1. Bastet Broadcasting, Inc. and Mission Broadcasting of Wichita Falls, Inc. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Mission Broadcasting of Wichita Falls, Inc., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Bastet Broadcasting, Inc., which is sometimes hereinafter referred to as the "terminating corporation", shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware.

     2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

     4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

     5. Each issued share of the terminating corporation shall, at the effective time of the merger, be surrendered and extinguished. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time of the merger shall continue to represent one issued share of the surviving corporation.

     6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Delaware and elsewhere to effectuate the merger herein provided for.

     7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to

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do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Merger as of the date first written above.

                                              BASTET BROADCASTING, INC.

                                              By: /s/ David S. Smith
                                                  ------------------------------
                                              Name: David S. Smith
                                              Title: President

                                              MISSION BROADCASTING OF WICHITA
                                              FALLS, INC.

                                              By: /s/ David S. Smith
                                                  ------------------------------
                                              Name: David S. Smith
                                              Title: President